UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: February 10, 2004)

AMERUS GROUP CO.

(Exact Name of Registrant as Specified in its Charter)

IOWA	42-1458424	000-30898
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

699 WALNUT STREET
DES MOINES, IOWA	50309-3948
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (515)362-3600

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
ITEM 7 (c). EXHIBITS
ITEM 9. REGULATION FD DISCLOSURE
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE
EXHIBITS
Cons. Stmts. of Inc., Bal. Sheets & Stkhlders Eqty
Press Release dated 2/10/04
Supplemental Information

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

AmerUs Group Co. (the “Company”) reported the following results on February 10, 2004.

Net Income

     Fourth quarter 2003 net income was $40.8 million, or $1.02 per diluted share, a significant increase over last year’s reported results of $7.2 million, or $.18 per diluted share. Net income for 2003 was $161.1 million, or $4.07 per diluted share, compared with $62.9 million or $1.56 per diluted share reported in 2002.

Sales1

     Sales of fixed annuity products for the quarter were $414 million, compared to $514 million in the fourth quarter of last year. Fixed annuity sales in 2003 were $1.8 billion, in-line with prior year results. Equity index annuities, the company’s most profitable annuity product, comprised 75 percent of 2003 sales.

     Fourth quarter fixed life sales were $30.1 million, compared to $33.6 million in the fourth quarter of 2002. 2003 fixed life sales were $118.6 million, compared to $129.7 million in 2002.

     Equity-index life sales, the Company’s most profitable protection product, amounted to 44 percent of total sales, or $51.6 million in 2003, an increase of 13 percent over 2002.

Segment Pre-Tax Operating Income

     Pre-tax operating income for the accumulation segment increased nearly 24 percent to $36.9 million during the fourth quarter of 2003 compared to $29.9 million a year ago. 2003 pre-tax operating income increased 8 percent to $130.9 million compared to $120.7 million for 2002.

     Pre-tax operating income for the protection segment was $32.7 million compared to $34.3 million during the fourth quarter of 2002. In 2003, pre-tax operating income was $128.3 million compared to $129.7 million for 2002.

1 Sales for an insurance company is a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure and as a result, have not provided a reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

Net Investment Income

     Net investment income was $251 million in the fourth quarter of 2003 compared to $253 million in the fourth quarter of 2002. The portfolio yield during the fourth quarter of 2003 was 5.72 percent, compared to 6.19 percent in the fourth quarter of 2002. The 2003 portfolio yield was 5.84 percent, compared to 6.38 percent in 2002.

     Credit writedowns and impairments were only $839,000 for the fourth quarter, bringing total pre-tax-credit-related writedowns to $21 million for the 2003. The Company had approximately $473 million of net unrealized gains at year-end 2003.

     The Company is filing the AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity as Exhibit 99.1.

ITEM 7 (c). EXHIBITS

99.1	AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity.

99.2	Press Release dated February 10, 2004 (furnished pursuant to Item 12)

99.3	Supplemental Information (furnished pursuant to Item 12)

ITEM 9. REGULATION FD DISCLOSURE

     On February 11, 2004, the Company reported the following in its fourth quarter 2003 earnings call.

     The Company expects the operating return on equity to remain around 12 percent for 2004.2

2 This projection is based on adjusted net operating income which is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, GAAP net income cannot readily be estimated because management has not regularly projected the foregoing non-recurring items. Since GAAP net income cannot be readily estimated, the Company is unable to provide guidance with respect to operating return on equity. Management of the Company believes that providing the Company’s projected operating return on equity assists investors in evaluating the performance of the Company.

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     The Company remains committed to its long-term goal of double-digit sales3 growth in the protection segment.

     The Company expects to further reduce its exposure to mortgage backed securities to around 10 and a half percent.

     The Company’s new money rate at the end of January was approximately 5.25%. The Company expects its high yield exposure to remain within a range of 6 to 7 percent of invested assets.

     All statements, trend analyses and other information contained in the following statements relative to markets for products and trends in operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities (a) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the Company’s ability to sell products, the market value of investments and the lapse rate and profitability of policies; (b) the ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources; (c) customer response to new products, distribution channels and marketing initiatives; (d) mortality, morbidity, and other factors which may affect the profitability of insurance products; (e) the ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (f) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some products; (g) increasing competition in the sale of insurance and annuities and the recruitment of sales representatives; (h) regulatory changes or actions, including those relating to regulation of insurance products and of insurance companies; (i) ratings and those of the Company’s subsidiaries by independent rating organizations which the Company believes are particularly important to the sale of products; (j) the performance of investment portfolios; (k) the impact of changes in standards of accounting for derivatives and business combinations, goodwill and other intangibles and purchase accounting adjustments; (l) the Company’s ability to integrate the business and operations of acquired entities; (m) expected life and annuity product margins; (n) the impact of anticipated investment transactions; and (o) unanticipated litigation or regulatory investigations.

     There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by the Company or on its behalf. Forward-looking statements speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statement.

3 Sales for an insurance company is a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure and as a result, have not provided a reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 10, 2004, the Company issued a press release reporting its financial results for the quarter and year ended December 31, 2003, which the Company is furnishing under this Item 12 as Exhibit 99.2, and posted on its website the supplemental information, which the Company is furnishing under this Item 12 as Exhibit 99.3.

On February 11, 2004, the Company reported the following in its fourth quarter 2004 earnings call.

The Company’s 2003 GAAP return on equity was 12% and its operating return on equity was 11.9 percent.4

Reconciliation of Return on
Equity on a
Non-GAAP Basis to GAAP Basis
($ in thousands)

For the Year Ended
12/31/2003

		Adjusted Net
		Operating
	Non-GAAP Basis	Income Items	GAAP Basis

Return:
Net income	$148,865	$12,282	$161,147

		Accumulated Other
		Comprehensive
		Income Items

Average Equity:
Beginning balance	$1,174,426	$88,522	$1,262,948
Ending balance	1,325,292	87,765	1,413,057

	2,499,718		2,676,005
Divide by 2 to average	/2		/2

Average	$1,249,859		$1,338,003

Return on Equity	11.9%		12.0%

4 Management of the Company believes that calculating the Company’s operating return on equity in this manner assists investors in evaluating the performance of the Company.

The Company’s GAAP book value was $36.05 per share for 2003, compared with 32.37 for 2002. The Company’s book value was $33.81 per share excluding FAS 115, up more than 12 percent from $30.10 at the end of 2002.5

Reconciliation of Book Value on a
Non-GAAP Basis to GAAP Basis
($ in thousands, except share data)

For the Year Ended
12/31/2003

		Accumulated Other
		Comprehensive
	Non-GAAP Basis	Income Items	GAAP Basis

Total stockholder’s equity	$1,325,292	$87,765	$1,413,057
Number of shares of common stock outstanding	39,194,602		39,194,602

Book value per share	$33.81		$36.05

Reconciliation of Book Value on a
Non-GAAP Basis to GAAP Basis
($ in thousands, except share data)

For the Year Ended
12/31/2002

		Accumulated Other
		Comprehensive
	Non-GAAP Basis	Income Items	GAAP Basis

Total stockholder’s equity	$1,174,426	$88,522	$1,262,948
Number of shares of common stock outstanding	39,011,578		39,011,578

Book value per share	$30.10		$32.37

The Company’s unlevered internal rate of return on new life business increased from 10.9 percent in 2002 to 11.9 percent in 2003. The Company’s annuity product portfolio improved its unlevered internal rate of return on new business from 8.9 percent in 2002 to 10.4 percent in 2003.

5 Management believes that excluding accumulated other comprehensive income assists investors in understanding the underlying performance of the Company by eliminating the effect of unrealized gains and losses on available for sale investment securities which fluctuate with market conditions.

Seventy seven percent of the Company’s total sales6 currently come from owned and proprietary product distribution, up from 30 percent in 2000.

Over the past five years, the Company’s compound annual growth rate for life insurance has been 13.6 percent.6

In 2003, the Company grew its production of higher margin equity-index annuities from 38 percent to 75 percent of total sales.6

At year end 2003, high yield securities, including any “fallen angels” were 6.6 percent of the Company’s invested assets.

The Company’s mortgage backed security exposure declined from 15% of invested assets at the end of the second quarter to 11.4% at the end of the fourth quarter.

6 This projection is based on sales which for an insurance company is a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure and as a result, have not provided a reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.

By:	/s/ BRENDA J. CUSHING

Brenda J. Cushing Senior Vice President and Controller

Dated: February 12, 2004

EXHIBITS

Exhibit No.	Description

99.1	AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity

99.2	Press Release dated February 10, 2004 (furnished pursuant to Item 12)

99.3	Supplemental Information (furnished pursuant to Item 12)